     As filed with the Securities and Exchange Commission on July 16, 1999

                                                      Registration No. 333-76097
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 POST-EFFECTIVE

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-1

                                       ON



                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             COMPUWARE CORPORATION
               (Exact name of Registrant as specified in charter)
                            ------------------------

           MICHIGAN                        7371, 7372                       38-2007430
(State or other jurisdiction of   (Primary standard industrial    (I.R.S. Employer Identification
incorporation or organization)     classification code number)                 No.)

                           31440 NORTHWESTERN HIGHWAY
                     FARMINGTON HILLS, MICHIGAN 48334-2564
                                 (248) 737-7300
          (Address, including zip code and telephone number, including area code, or registrant's principal executive offices)
                            ------------------------

                         PETER KARMANOS, JR., CHAIRMAN
                             COMPUWARE CORPORATION
                           31440 NORTHWESTERN HIGHWAY
                     FARMINGTON HILLS, MICHIGAN 48334-2564
                                 (248) 737-7300
           (Name, address, including zip code, and telephone number,
           including area code, of agent for service for Registrant)

                                   COPIES TO:
                              DONALD J. KUNZ, ESQ.
                       HONIGMAN MILLER SCHWARTZ AND COHN
                          2290 FIRST NATIONAL BUILDING
                            DETROIT, MICHIGAN 48226
                                 (313) 256-7800
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED
        TITLE OF EACH CLASS OF                    MAXIMUM AGGREGATE                         AMOUNT OF
     SECURITIES TO BE REGISTERED                  OFFERING PRICE(1)                     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock..........................               $19,383,483                             $5,389
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on April 8, 1999 in accordance with Rule 457(c) of the General Rules and Regulations under the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                1,021,864 Shares


                             COMPUWARE CORPORATION

                                  Common Stock
                          (Par Value $0.01 per Share)

                           -------------------------

                             Compuware Corporation
                           31440 Northwestern Highway
                        Farmington Hills, Michigan 48334
                                 (248) 737-7300


- The 1,021,864 shares of Common Stock are being offered by the Selling Shareholders described in this Prospectus under "Selling Shareholders."


- We will not receive any of the proceeds from the offering.

- Our Common Stock is quoted on the Nasdaq National Market under the symbol "CPWR".


- On July 14, 1999, the last reported sale price for the Common Stock, as reported on the Nasdaq National Market, was $34.50 per share.


INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is July   , 1999

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................    3
Risk Factors................................................    5
Use of Proceeds.............................................    9
Dividend Policy.............................................    9
Selling Shareholders........................................   10
Plan of Distribution........................................   11
Legal Matters...............................................   11
Experts.....................................................   11
Where You Can Find More Information.........................   11
Cautionary Statement Regarding Forward-Looking Statements...   12


     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES, OR AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this Prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in the Common Stock. You should read the entire Prospectus carefully. Throughout the Prospectus, we use the term "we" or "the Company" to refer to Compuware Corporation, a business corporation organized under Michigan law.

                                  THE COMPANY

     We provide software products and professional services designed to increase the productivity of the information systems departments of our target market, the 20,000 largest enterprises worldwide. We have historically focused on the testing and implementation environment in the mainframe market, where we have extensive experience and have established long-term customer relationships. We also operate in the client/server market, with products and professional services in the application development, testing and implementation and systems management environments.

- OUR BUSINESS STRATEGY

     Our focus is to provide products and professional services to improve the productivity of both mainframe and client/server programmers and analysts in our target market, the 20,000 largest enterprises worldwide deploying data processing technology.

- PRODUCTS DIVISION

     We will continue to develop, market and support high-quality testing and implementation programmer productivity software as well as client/server application development, testing and implementation and systems management software and to work closely with our customers to meet their evolving needs.

- PROFESSIONAL SERVICES DIVISION

     We offer a broad range of professional services, including business systems analysis, design and programming, software conversion, systems planning and systems consulting. Our business approach to professional services delivery emphasizes the hiring of experienced staff, extensive ongoing training, high staff utilization and immediate, productive deployment of new personnel at client accounts.

- CUSTOMERS

     Our products and professional services are used by the information systems departments of a wide variety of large commercial and government organizations. As of December 31, 1998, approximately 225,000 copies of our software products had been licensed by over 14,000 customers.

- SALES AND MARKETING

     We market our testing and implementation tools, client/server systems management tools and client/server application development tools primarily through a direct sales force in the United States, Canada, Europe, Japan, Asia/Pacific, Brazil, and South Africa as well as through independent distributors in over 25 other countries.

- PRODUCT DEVELOPMENT AND DISTRIBUTION

     We have been successful in developing acquired products and technologies into marketable software for our distribution channels. We believe that our future growth lies, in part, in continuing to identify promising technologies from all potential sources, including independent software developers, customers, small startup companies and internal research and development.

- PRODUCT MAINTENANCE AND CUSTOMER SUPPORT

     All customers who subscribe to our maintenance and support services are entitled to receive technical support and advice, including problem resolution services and assistance in product installation, error corrections and any product enhancements released by us during the maintenance period.

- EMPLOYEES


     As of March 31, 1999, we employed 10,908 people worldwide, with 2,061 in products sales, sales support and marketing; 606 in research and development; 288 in product maintenance and customer support; 6,993 in professional services marketing and delivery; and 960 in other general and administrative functions.


                                  THE OFFERING


Common Stock offered by the
  Selling Shareholders....................    1,021,864 shares



Common Stock outstanding as of
  June 30, 1999, which includes
  the shares offered by the selling
  shareholders............................    355,711,297 shares


NASDAQ symbol.............................    CPWR

                                  RISK FACTORS

     In addition to the other information in this Prospectus, you should carefully consider the following factors before investing in the Common Stock.

     OUR QUARTERLY FINANCIAL RESULTS VARY AND MAY BE ADVERSELY AFFECTED BY CERTAIN RELATIVELY FIXED COSTS.

     Our revenues vary from quarter to quarter, with the largest portion of revenues historically recognized in the third and fourth quarters of each fiscal year. We believe that these quarterly patterns are partly attributable to the budgeting and purchasing cycles of customers and to our sales commission policies on our software products, which compensate sales personnel for meeting or exceeding annual quotas. We typically do not have a material backlog of unfilled orders, and revenues in any quarter are substantially dependent on orders booked in the quarter. Our professional services revenues may fluctuate quarterly due to the completion or commencement of significant assignments, the number of working days in a quarter and the utilization rate of professional services personnel.

     Our quarterly operating results may fluctuate due to numerous factors, including the demand for our products and professional services, the size and timing of customers' orders, the introduction of new products and product enhancements by us or our competitors, price changes by us, changes in the proportion of revenues attributable to licenses versus service fees, product mix, commencement or conclusion of significant services contracts, changes in foreign currency exchange rates, timing of acquisitions and associated costs, and competitive conditions in the industry. Net income may be disproportionately affected by a reduction in revenues because only a small portion of our expenses varies with revenues.

     OUR INABILITY TO DEVELOP NEW PRODUCTS OR PRODUCT ENHANCEMENTS MAY ADVERSELY AFFECT OUR BUSINESS.

     Our success will depend in part on our ability to develop product enhancements and new products which keep pace with continuing changes in technology and customer preferences. Our failure to develop technological improvements or to adapt our products to technological change may, over time, have a material adverse effect on our business. In addition, the majority of our products are purchased by customers using IBM and IBM-compatible mainframe computing platforms and, to a much lesser extent, workstations and personal computers. Worldwide, computing power is increasingly provided by alternative computing platforms, including client/server networks, workstations and personal computers ("PCs"). A significant shift in the way our customers use computing platforms may have a material adverse effect on our business.

     A SIGNIFICANT PERCENTAGE OF OUR REVENUE COMES FROM OVERSEAS, SUBJECTING US TO EXCHANGE RATE AND OTHER RISKS.


     We derived approximately $436.2 million, $313.3 million and $253.8 million of revenues from foreign operations and export sales in fiscal 1999, 1998 and 1997, respectively, which constituted approximately 26.6%, 27.5% and 31.2% of total revenues for those periods. We expect that such sales will continue to generate a significant percentage of our total revenues. Products are priced in the currency of the country in which they are sold. Changes in the exchange rates of foreign currencies or exchange controls may adversely affect our results of operations. The international business is also subject to other risks, including the need to comply with foreign and U.S. export laws and the greater difficulty of managing business overseas. In addition, our foreign operations are affected by general economic conditions in the international markets in which we do business. A prolonged economic downturn in Europe or Asia Pacific may have a material adverse effect on our business.

     ALMOST ALL OF OUR PRODUCTS HAVE RESULTED FROM ACQUISITIONS, AND IF WE CAN NO LONGER FIND SUITABLE ACQUISITION CANDIDATES, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     Substantially all of our products have been developed from acquired technology and products. To date, we have been successful in developing acquired products and technologies into marketable software suitable for our distribution channels. We believe that our future growth lies, in part, in continuing to identify, acquire and then develop promising technologies and products. While we are continually searching for acquisition opportunities, there are presently no agreements, arrangements or understandings with respect to any material acquisition and there can be no assurance that we will continue to be successful in identifying, acquiring and developing products and technology. If any potential acquisition opportunities are identified, there can be no assurance that we will consummate and successfully integrate any such acquisitions and there can be no assurance as to the timing or effect on our business of any such acquisitions.

     A MAJORITY OF OUR REVENUE FROM SOFTWARE PRODUCTS IS DEPENDENT ON OUR CUSTOMERS' CONTINUED USE OF IBM MAINFRAME PRODUCTS.

     Our currently available run-time software products, which comprise the majority of our revenues from software products, are designed for use with IBM and IBM-compatible mainframe computers. Specifically, these software products target users of the MVS and VSE operating systems, the CICS communications subsystem and the IMS and DB2 database management systems. As a result, future sales of our existing run-time products and associated recurring maintenance revenues are dependent upon continued use of IBM and IBM-compatible mainframes and their related systems software. In addition, because our run-time products operate in conjunction with IBM systems software, changes to IBM systems software may require us to adapt our run-time products to these changes. An inability to do so, or any delay in doing so, may adversely affect our operating results.

     WE MAY LOSE BUSINESS TO MANY COMPETITORS.


     The markets for our software products are highly competitive and characterized by continual change and improvement in technology. Our competitors include BMC Software, Inc., Rational Software Corporation, Mercury Interactive Corporation, Computer Associates International, Inc., Informix Corporation, Oracle Corporation, and Sybase, Inc. None of the competitors competes in all of our product lines. In addition, although we believe our products are generally complementary to those marketed by IBM, IBM does offer some products that are directly competitive and there can be no assurance that IBM will not choose to offer significant competing products in the future. The principal competitive factors affecting the market for our software products include: responsiveness to customer needs, functionality, performance, reliability, ease of use, quality of customer support, vendor reputation and price. We believe, based on our current market position, that we have competed effectively in the software products marketplace to date. Nevertheless, a variety of external and internal events and circumstances could adversely affect our competitive capacity. Our ability to remain competitive will depend, to a great extent, upon our performance in product development and customer support. To be successful in the future, we must respond promptly and effectively to the challenges of technological change and our competitors' innovations by continually enhancing our own product offerings.



     The market for data processing professional services is highly competitive, fragmented and characterized by low barriers to entry. Our principal competitors in professional services include Andersen Consulting, Computer Sciences Corporation, Electronic Data Systems Corporation, IBM Global Services, Lockheed Martin and numerous small regional and local firms in the markets in which we have professional services offices. Several of these competitors have substantially greater financial, marketing, recruiting and training resources than we do. The principal competitive factors affecting the market for our professional services include responsiveness to customer needs, breadth and depth of technical skills offered, availability and productivity of personnel, ability to demonstrate achievement of results and price. Due to the continued increase in revenues in professional services, we believe that we have competed effectively to date in all these areas. There is no assurance that we will be able to compete as successfully in the future.

     CURRENT LAWS MAY NOT ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS.

     We regard our software as proprietary and attempt to protect it with copyrights, trademarks, trade secret laws and restrictions on disclosure, copying and transferring title. Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of our products or to obtain and use information that we regard as proprietary. Currently, we have three patents and nine applications pending. However, existing patent and copyright laws afford only limited practical protection. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. Furthermore, as the number of software products in the industry increases and the functionality of these products further overlaps, we believe that software developers will become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend.

     OUR SOFTWARE AND TECHNOLOGY MAY INFRINGE THE PROPRIETARY RIGHTS OF OTHERS.

     During the due diligence stage of any software acquisition, we research and investigate the title to the software we will be acquiring from the seller. This investigation generally includes without limitation, litigation searches, copyright and trademark searches, review of development documents and interviews with key employees of the seller regarding development, title and ownership of the software products being acquired. The acquisition document itself generally contains representations, warranties and covenants concerning the title and ownership of the software products as well as indemnification and remedy provisions in the event the representations, warranties and covenants are breached by the seller. Our new hires sign an offer letter which states that the new employee is being hired for his or her talent and skill rather than for any trade secrets or proprietary information of others of which he or she may have knowledge. Further, our employees execute an employee agreement that provides that work developed for us or our clients belongs to us or our clients, respectively. Although we have not received any material claims that our products infringe on the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against us in the future with respect to current and future products or that any such assertion may not require us to enter into royalty arrangements or result in costly litigation.

     WE DEPEND ON KEY EMPLOYEES AND TECHNICAL PERSONNEL.

     Our success will depend in part upon the continued service of our key senior management and technical personnel. All of our executive officers are subject to employment contracts and we maintain key man life insurance on all such personnel in amounts ranging from $1.0 million to $7.2 million. Our future success also depends on our continuing ability to attract and retain highly qualified technical, managerial and marketing personnel. The market for professional services and software products personnel has historically been, and we expect that it will continue to be, intensely competitive. To date, we have been successful in attracting and retaining qualified technical personnel. There can be no assurance, however, that we will continue to be successful in attracting or retaining such personnel. The loss of certain key employees or our inability to attract and retain other qualified employees could have a material adverse effect on our business.

     DIFFICULTIES IN ACQUIRING CONTROL OF OUR COMPANY UNDER OUR CHARTER AND MICHIGAN LAW MAY DISCOURAGE FUTURE TRANSACTIONS GENERATING SIGNIFICANT SHAREHOLDER VALUE.

     Certain provisions of our Restated Articles of Incorporation and Bylaws and of Michigan law could delay or make more difficult a merger, tender offer or proxy contest. Michigan law provides that certain business combinations between covered Michigan corporations and a holder of 10% or more of the corporation's stock can only be consummated if approved by a 90% shareholder vote and by a two-thirds vote of unaffiliated shareholders, unless five years have elapsed since the acquisition by the 10% shareholder of its stock and unless certain other conditions are satisfied. Although such provisions are not applicable to us at this time, Michigan law allows the Board of Directors to choose to be subject to such provisions at any time. As a result, these provisions could discourage a third party from paying to the shareholders a premium in a tender offer or other change of control transaction. In addition, the Board of Directors has authority to issue up to 5,000,000 shares of Class A Preferred Stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the shareholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. While we believe that the ability to issue Preferred Stock provides desirable flexibility in connection with possible acquisitions and other corporate purposes, the issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company.

     OUR COMMON STOCK PRICE IS SUBJECT TO SIGNIFICANT MARKET VOLATILITY.

     We believe that factors such as quarterly fluctuations in results of operations and announcements of acquisitions or new products by us or by our competitors may cause the market price of the Common Stock to fluctuate. Moreover, in recent years the stock market in general, and the shares of technology companies in particular, have experienced extreme price fluctuations. These broad market and industry fluctuations may adversely affect the market price of our Common Stock.

     RISKS RELATED TO POTENTIAL YEAR 2000 PROBLEMS MAY ADVERSELY AFFECT OUR BUSINESS

     The Year 2000 problem is the result of the widespread practice of using only 2 digits instead of 4 to represent the year in computing equipment and computer software. Failure to address this problem could cause erroneous results in the proper interpretation of years after 1999. If we fail to properly recognize and address the Year 2000 problem as it may affect our business operations, our business, financial condition, and results of operations could be materially and adversely affected. The Company has instituted various projects to address this issue which include but are not limited to three major areas: 1) the software products which the Company develops and markets, 2) its internal information technology (IT) assets, and 3) aspects not directly related to the Company's IT assets or software products ("non-IT assets"). This last area includes such items as embedded systems in infrastructure components (such as building security and HVAC systems), as well as the business relationships the Company has with its customers and suppliers, especially those third parties with whom the Company has a systems interaction.


     The Company expects to be able to identify all Year 2000 problems that could materially adversely affect its business operations. However, the Company cannot guarantee that the projects it has undertaken to address the Year 2000 issue will be sufficient to resolve any or all Year 2000 problems with respect to those operations. Further, we believe it is not possible to determine with complete certainty that all Year 2000 problems affecting us, our suppliers, or our customers have been identified or corrected. In addition, no one can accurately predict how many Year 2000 problem-related failures will occur or the severity, duration, or financial consequences of these perhaps inevitable failures.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the Common Stock offered by the Selling Shareholders.

                                DIVIDEND POLICY


     We have not paid any cash dividends on our Common Stock since fiscal 1986. Our loan agreement expressly prohibits the payment of any cash dividends on Common Stock. We currently expect that we will retain any earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.



                        DETERMINATION OF OFFERING PRICE



     The offering price of the securities offered hereby by the Selling Shareholders may be based either on the market price of such securities on the Nasdaq National Market as it may exist from day to day during the offering period or may reflect a negotiated price.

                              SELLING SHAREHOLDERS

     The persons listed in the first column of the table below are the "Selling Shareholders." The Selling Shareholders are the former shareholders of M.I.S. International, Inc. a Michigan corporation ("MIS") and Simco International, Inc., a Michigan corporation ("Simco"), both acquired by Compuware pursuant to an Agreement and Plan of Merger, dated as of February 23, 1999 (the "Merger Agreement"). In connection with the acquisition of MIS and Simco by Compuware, the Selling Shareholders received an aggregate of 510,932 shares of Compuware Common Stock for their stock in MIS and Simco. On March 1, 1999, Compuware split its Common Stock 2 for 1. On a post-split basis, the Selling Shareholders received an aggregate of 1,021,864 shares of Common Stock. Of the 510,932 (1,021,864 post-split) shares received by the Selling Shareholders, up to 51,092 (102,184 post-split) may be held in escrow to secure the indemnification obligations of the Selling Shareholders as provided in the Merger Agreement.

     The following table shows for each Selling Shareholder, as of the date of this Prospectus, certain information with regard to beneficial ownership of Common Stock of the Company:


                                                                                      AMOUNT AND PERCENT
                                                                      AMOUNT OF         OF BENEFICIAL
                                          AMOUNT OF BENEFICIAL          COMMON            OWNERSHIP
                                           OWNERSHIP OF COMMON          STOCK          OF COMMON STOCK
                NAME                     STOCK PRIOR TO OFFERING    HEREBY OFFERED    AFTER OFFERING(1)
                ----                     -----------------------    --------------    ------------------
Michael M. Bahn Revocable............           421,066*               421,066              0(0%)
Trust, dated January 23, 1995
Mary C. Bahn Revocable...............           302,118*               302,118              0(0%)
Trust, dated January 23, 1995
Mary C. Bahn 1999....................           149,340*               149,340              0(0%)
Qualified Annuity Trust
Michael J. Bahn, Jr..................            49,780*                49,780(2)           0(0%)
Marisa R. Bahn.......................            49,780*                49,780              0(0%)
Renee C. Phillips 1999...............            49,780*                49,780              0(0%)
Qualified Annuity Trust


-------------------------
 *  Represents less than 1% of outstanding Common Stock.

(1) Based on the number of shares outstanding at the date of this Prospectus; assumes all of the shares offered hereby are sold by the Selling Shareholders.


(2) Includes 500 shares previously sold by Mr. Bahn.

                              PLAN OF DISTRIBUTION

     The shares offered hereby may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest of the Selling Shareholders. Such sales may be made on the Nasdaq National Market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market prices, or in negotiated transactions at negotiated prices. The shares may be sold by one or a combination of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. The Selling Shareholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Acts, and any commission received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.

                                 LEGAL MATTERS


     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Honigman Miller Schwartz and Cohn, Detroit, Michigan. G. Scott Romney, a director of the Company, is also a partner of Honigman Miller Schwartz and Cohn, Detroit, Michigan.


                                    EXPERTS


     The consolidated financial statements and related financial statement schedules of Compuware Corporation and subsidiaries incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial position, results of operations and other matters. Such reports and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Room 1024 Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and its Regional Offices located at Citicorp Center, 500 West Madison Street, 14th Floor, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, Suite 1300 New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933 (the "Securities Act") with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any documents filed with, or incorporated by reference in, the Registration Statement as exhibits are not necessarily complete, and each such statement is qualified in all respects by reference to the copy of the applicable documents filed with the Commission. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The following documents heretofore filed by the Company with the Commission (File No. 0-20900) pursuant to the Exchange Act are incorporated by reference in this Prospectus:



          (1) Registration Statement on Form 8-A dated November 27, 1992;



          (2) Annual Report on Form 10-K for the fiscal year ended March 31,
     1999;



          (3) Proxy Statement with respect to Annual Meeting of Shareholders filed July 16, 1999; and



          (4) Current Report on Form 8-K filed July 8, 1999.



     Also incorporated by reference in this Prospectus is the Company's Registration Statement, dated September 21, 1994, filed with the Commission (File No. 33-82734) pursuant to the Securities Act.



     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Copies of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon written or oral request without charge by persons, including beneficial owners, to whom this Prospectus is delivered. Requests should be made to Christopher M.F. Norris, Director, Corporate Communications, 31440 Northwestern Hwy., Farmington Hills, MI 48334-2564, (248) 737-7300.


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus, including the documents incorporated by reference in this Prospectus, contains certain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of

1995 and information relating to us that are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this Prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. Many of these risks are discussed under "Risk Factors", which begins on page 5 below. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS.


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table sets forth the Registrant's expenses in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee........................................    $ 5,389
Legal Fees and Expenses.....................................     25,000
Accounting Fees and Expenses................................     28,000
Printing....................................................     32,000
Miscellaneous...............................................      4,611
                                                                -------
     Total..................................................    $95,000
                                                                =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS



     Article VI of the Bylaws of the Registrant provides for the indemnification of the officers and directors of the Registrant in the manner authorized by the Michigan Business Corporation Act. The Michigan Business Corporation Act authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). Reference is made to Exhibit 3.4 to this Registration Statement for the complete text of Article VI of the Bylaws.



     For provisions regarding the indemnification of the Registrant by the Selling Shareholders, and the indemnification of the Selling Shareholders by the Registrant, against certain liabilities, including liabilities under the Securities Act of 1933, reference is made to Section 8 of the Registration Rights Agreement, a form of which is filed as Exhibit 4.8 to this Registration Statement.


ITEM 16. EXHIBITS

     (a) Exhibits


     2.1 Stock Exchange Agreement, dated as of March 16, 1994, by and among Compuware Corporation, Uniface Holding B.V., the
           Sellers therein and the Sellers' Agent (incorporated by reference to the corresponding exhibit to the Registration
           Statement on Form S-4, as amended, Registration No.
           33-78822)
     2.2   Agreement and Plan of Merger, dated February 23, 1999, among
           Compuware Corporation, CPWRT1, Inc., CPWRT2, Inc., M.I.S.
           International, Inc., Simco International, Inc., Autoflex,
           Inc., and Michael M. Bahn, Mary C. Bahn 1999 Qualified
           Annuity Trust, Michael M. Bahn Revocable Trust Dated January
           23, 1995, Mary C. Bahn Revocable Trust Dated January 23,
           1995, Michael J. Bahn, Marisa R. Bahn, and Renee C. Phillips
           1999 Qualified Annuity Trust*
     3.4   Certificate of Restated Bylaws of Compuware, as amended
           (incorporated by reference to the corresponding exhibit to the Registration Statement on Form S-1, as amended, Registration No. 33-53652)
     4.7   Certificate of Amendment to the Restated Articles of
           Incorporation (incorporated by reference to the corresponding exhibit to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997)

     4.8 Registration Rights Agreement, dated February 23, 1999, by and among Compuware Corporation, Michael J. Bahn, Marisa R.
           Bahn, Renee C. Phillips 1999 Qualified Annuity Trust,
           Michael M. Bahn Revocable Trust dated January 23, 1995, Mary
           C. Bahn 1999 Qualified Annuity Trust and Mary C. Bahn
           Revocable Trust dated January 23, 1995*
     5.1 Opinion of Honigman Miller Schwartz and Cohn concerning the legality of the securities being offered*
    23.1   Independent Auditors' Consent
    23.2 Consent of Honigman Miller Schwartz and Cohn (contained in their opinion filed as Exhibit 5.1)
    24.1 Power of Attorney (included after the signature of the Registrant contained on page II-6 of this Registration
           Statement)*


-------------------------

  *  Previously filed



ITEM 17. UNDERTAKINGS



     The undersigned Registrant hereby undertakes:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



             (ii) To reflect in the prospectus any facts or events arising after the effective data of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.



Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Farmington Hills, State of Michigan, on July 13, 1999.


                                          COMPUWARE CORPORATION

                                          By:   /s/ THOMAS COSTELLO, JR.

                                            ------------------------------------
                                                    Thomas Costello, Jr.
                                                      Vice President,
                                               General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                            *                            Chairman of the Board, Chief      July 13, 1999
     ------------------------------------------------    Executive Officer and Director
                   Peter Karmanos, Jr.                   (Principal Executive Officer)

                            *                            Vice Chairman of the Board and    July 13, 1999
     ------------------------------------------------    Director
                      Thomas Thewes

                            *                            President, Chief Operating        July 13, 1999
     ------------------------------------------------    Officer and Director
                     Joseph A. Nathan

                            *                            Senior Vice President, Chief      July 13, 1999
     ------------------------------------------------    Financial Officer and
                    Laura L. Fournier                    Treasurer (Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer)

                            *                            Director                          July 13, 1999
     ------------------------------------------------
                     W. James Prowse

                            *                            Director                          July 13, 1999
     ------------------------------------------------
                   Bernard M. Goldsmith

                            *                            Director                          July 13, 1999
     ------------------------------------------------
                     William O. Grabe

                            *                            Director                          July 13, 1999
     ------------------------------------------------
                    William R. Halling

                            *                            Director                          July 13, 1999
     ------------------------------------------------
                     G. Scott Romney

                            *                            Director                          July 13, 1999
     ------------------------------------------------
                   Lowell Weicker, Jr.

                            *                            Director                          July 13, 1999
     ------------------------------------------------
                     Elaine K. Didier

                            *                            Director                          July 13, 1999
     ------------------------------------------------
                  Elizabeth A. Chappell

              *By: /s/ Thomas Costello, Jr.
        -----------------------------------------
                     Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT NO.
-----------
    2.1       Stock Exchange Agreement, dated as of March 16, 1994, by and among Compuware Corporation, Uniface Holding B.V., the
              Sellers therein and the Sellers' Agent (incorporated by
              reference to the corresponding exhibit to the Registration
              Statement on Form S-4, as amended, Registration No.
              33-78822)
    2.2       Agreement and Plan of Merger, dated February 23, 1999, among
              Compuware Corporation, CPWRT1, Inc., CPWRT2, Inc., M.I.S.
              International, Inc., Simco International, Inc., Autoflex,
              Inc., and Michael M. Bahn, Mary C. Bahn 1999 Qualified
              Annuity Trust, Michael M. Bahn Revocable Trust Dated January
              23, 1995, Mary C. Bahn Revocable Trust Dated January 23,
              1995, Michael J. Bahn, Marisa R. Bahn, and Renee C. Phillips
              1999 Qualified Annuity Trust*
    3.4       Certificate of Restated Bylaws of Compuware, as amended
              (incorporated by reference to the corresponding exhibit to the Registration Statement on Form S-1, as amended,
              Registration No. 33-53652)
    4.7       Certificate of Amendment to the Restated Articles of
              Incorporation (incorporated by reference to the
              corresponding exhibit to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997)
    4.8       Registration Rights Agreement, dated February 23, 1999, by and among Compuware Corporation, Michael J. Bahn, Marisa R.
              Bahn, Renee C. Phillips 1999 Qualified Annuity Trust,
              Michael M. Bahn Revocable Trust dated January 23, 1995, Mary
              C. Bahn 1999 Qualified Annuity Trust and Mary C. Bahn
              Revocable Trust dated January 23, 1995*
    5.1       Opinion of Honigman Miller Schwartz and Cohn concerning the legality of the securities being offered*
   23.1       Independent Auditors' Consent
   23.2       Consent of Honigman Miller Schwartz and Cohn (contained in their opinion filed as Exhibit 5.1)
   24.1       Power of Attorney (included after the signature of the
              Registrant contained on page II-6 of this Registration
              Statement)*


-------------------------

  *  Previously filed